U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2006

TIME WARNER TELECOM INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-30218	84-1500624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10475 Park Meadows Drive, Littleton, Colorado 80124

(Address of principal executive offices; zip code)

(303) 566-1000

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement

On July 27, 2006, Time Warner Telecom Inc. (“Time Warner Telecom” or the “Company”) entered into a definitive Agreement and Plan of Merger by and among the Company, XPD Acquisition, LLC, Xspedius Communications, LLC (“Xspedius”), Xspedius Management Co., LLC, and Xspedius Holding Corp. (the “Agreement”) pursuant to which XPD Acquisition, LLC, a wholly-owned subsidiary of the Company, will merge with and into Xspedius, with Xspedius continuing as the surviving entity. Under the terms of the Agreement, the Company will pay total consideration of $531.5 million, consisting of $212.5 million in cash and $319 million in shares of Time Warner Telecom’s Class A Common Stock. The Company will assume no debt in the acquisition. The stock consideration is subject to a 20% symmetrical collar adjustment. This adjustment is based on the average share price of Time Warner Telecom’s Class A Common Stock for the 20 trading days prior to closing as compared to $14.57. The consideration will be adjusted for a stock price decrease in the form of additional cash and stock, or reduced for stock price increase by decreasing the stock consideration. Closing is subject to customary conditions, including receipt of applicable state and federal regulatory approvals and the effectiveness of a registration statement on Form S-4 in connection with the registration under the Securities Act of 1933, as amended, of the Time Warner Telecom Class A Common Stock to be issued in the merger. Closing is expected within six months, and is subject to customary conditions, including the receipt of applicable federal and state regulatory approvals. The transaction has been approved by the required majority consent of equity holders of Xspedius and does not require a Time Warner Telecom shareholder vote. The Company is seeking an amendment of the acquisition basket and certain other covenants to its credit agreement to facilitate the acquisition and operation of the business after the closing.

ITEM 8.01.	Other Events

On July 27, 2006, the Company issued a press release announcing that it has signed a definitive agreement to acquire Xspedius. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K. The Company also issued an Investor Presentation on July 28, 2006 regarding the acquisition of Xspedius. A copy of the Investor Presentation is filed as Exhibit 99.2 to this Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated July 27, 2006, of Time Warner Telecom Inc., relating to the signing of a definitive agreement to acquire Xspedius.

99.2	Investor Presentation regarding Xspedius acquisition.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIME WARNER TELECOM INC.

Date: July 28, 2006	By:	/s/ Tina Davis
Tina Davis
VP and Deputy General Counsel

Exhibit Index

No.	Description
99.1	Press Release dated July 27, 2006, of Time Warner Telecom Inc., relating to the signing of a definitive agreement to acquire Xspedius.

99.2	Investor Presentation regarding Xspedius acquisition.